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                                                                     Exhibit 23

            Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

We hereby consent to the inclusion of our report dated June 12, 2002 on the financial statements of the Lancaster Press, Inc. Union Savings Plan as of December 31, 2001 and for the year then ended, in this Form 11-K. We also consent to the incorporation by reference into Cadmus Communications Corporation's Registration Statement on Form S-8 (No. 333-39185) of our report dated June 12, 2002.

                                 Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia
June 25, 2002